Exhibit (h)(5)

Schedule I

Index Provider	Index	Fund
Bloomberg Barclays	Bloomberg Barclays China Inclusion Focused Bond Index	KraneShares China Credit Index ETF (formerly, KraneShares Bloomberg Barclays China Aggregate Bond Inclusion Index ETF)
CSI Index Co. LTD	CSI Overseas China Internet Index	KraneShares CSI China Internet ETF
Bloomberg Barclays	Bloomberg Barclays China Inclusion Focused Bond Index	KraneShares Bloomberg Barclays China Bond Inclusion Index ETF (formerly, KraneShares E Fund China Commercial Paper ETF)
MSCI Inc.	MSCI China All Shares Index	KraneShares MSCI All China Index ETF (formerly KraneShares FTSE Emerging Markets Plus ETF)
Bloomberg	Bloomberg Electric Vehicles Index	KraneShares Electric Vehicles and Future Mobility Index ETF
Solactive AG	Solactive Emerging Markets Healthcare Index	KraneShares Emerging Markets Healthcare Index ETF
MSCI Inc.	MSCI China A Index	KraneShares Bosera MSCI China A Share ETF
MSCI Inc.	MSCI China A 100% Hedged to USD Index	KraneShares MSCI China A Hedged Index ETF
MSCI Inc.	MSCI China IMI Environment 10/40 Index	KraneShares MSCI China Clean Technology Index ETF (formerly, KraneShares MSCI China Environment Index ETF)
MSCI Inc.	MSCI Global China Infrastructure Exposure Index	KraneShares MSCI One Belt One Road Index ETF
MSCI Inc.	MSCI China All Shares Consumer Discretionary 10/40 Index	KraneShares MSCI All China Consumer Discretionary Index ETF
MSCI Inc.	MSCI China All Shares Consumer Staples 10/40 Index	KraneShares MSCI All China Consumer Staples Index ETF
MSCI Inc.	MSCI China All Shares Health Care 10/40 Index	KraneShares MSCI All China Health Care Index ETF

Solactive AG	Solactive Emerging Market Consumer Technology Index	KraneShares Emerging Markets Consumer Technology Index ETF
Solactive AG	Solactive USD China Corporate High Yield Bond Index	KraneShares Asia Pacific High Yield Bond ETF (formerly, KraneShares CCBS China Corporate High Yield Bond USD Index ETF)
Solactive AG	Solactive Asia Robotics & Artificial Intelligence Index	KraneShares Asia Robotics and Artificial Intelligence Index ETF
CSI Index Co. LTD	CSI CICC Select 100 Index	KraneShares CICC China Leaders 100 Index ETF (Formerly KraneShares Zacks New China ETF)
MSCI Inc.	MSCI Emerging Markets ex China Index	KraneShares MSCI Emerging Markets ex China Index ETF
FTSE Russell	Russell 1000 Dividend Select Equal Weight Index	KFA Large Cap Quality Dividend Index ETF
FTSE Russell	Russell 2000 Dividend Select Equal Weight Index	KFA Small Cap Quality Dividend Index ETF
FTSE Russell	FTSE US High-Yield/Treasury Rotation Index	KFA Dynamic Fixed Income ETF
IHS Markit Ltd.	IHS Markit Global Carbon Index	KraneShares Global Carbon ETF (Formerly KFA Global Carbon ETF)
MSCI Inc.	MSCI China ESG Leaders 10/40 Index	KraneShares MSCI China ESG Leaders Index ETF
Fuzzy Logix, Inc. d/b/a FastINDX	CICC China Consumer Leaders Index	KraneShares CICC China Consumer Leaders Index ETF
Fuzzy Logix, Inc. d/b/a FastINDX	CICC China 5G and Semiconductor Leaders Index	KraneShares CICC China 5G & Semiconductor Index ETF (Formerly KraneShares CICC China 5G and Technology Leaders Index ETF)
CSI Index Co. LTD	SSE Science and Technology Innovation Board 50 Index	KraneShares SSE STAR Market 50 Index ETF
Fuzzy Logix, Inc. d/b/a FastINDX	3D/L Value Line® Dynamic Core Equity Index	KFA Value Line® Dynamic Core Equity Index ETF
Fuzzy Logix, Inc. d/b/a FastINDX	KFA MLM Index	KFA Mount Lucas Index Strategy ETF
Hang Seng Indexes Company Limited	Hang Seng TECH Index	KraneShares Hang Seng TECH Index ETF